UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 22, 2008

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9576 (Commission File Number)	22-2781933 (I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.        COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 22, 2008, the Company announced its decision to close its Lavington, British Columbia, glass container plant.  The news release announcing this closing is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Subject to finalization of certain estimates, the Company expects to record a charge associated with the Lavington closure of approximately $36 million in the third quarter of 2008.  Major components of the charge include approximately $11 million for impairment of assets and $25 million for one-time employee separation benefits and other costs related to the closing.  Future cash expenditures related to the closing will be approximately $28 million.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(d)                       Exhibits.

Exhibit
No.	Description

99.1	Owens-Illinois, Inc. press release dated August 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: August 26, 2008	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Owens-Illinois, Inc. press release dated August 22, 2008